GLOBAL GOODRICH NOTE

REGISTERED
No. R-1	Principal Amount: $254,589,000
CUSIP: 382388 AT3
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
GOODRICH CORPORATION
6.80% NOTES DUE 2036
     GOODRICH CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $254,589,000, on July 1, 2036, and to pay interest thereon semi-annually on January 1 and July 1 (the “Interest Payment Dates”) in each year, commencing January 1, 2007, at the rate of 6.80 percent per annum until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, this note (this “Security”) shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, or (ii) no interest has been paid on this Security, in which case from June 22, 2006; provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which Interest has been paid or, if no interest has been paid on this Security, from June 22, 2006. Notwithstanding the foregoing, if the date hereof is after the December 15 or June 15 (whether or not a Business Day) (the “Record Date”), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from June 22, 2006. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.
     Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: June 22, 2006	GOODRICH CORPORATION
	By:	/s/ Houghton Lewis
Houghton Lewis
Vice President and Treasurer

Attest:

By:	/s/ Sally L. Geib
Sally L. Geib
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Sean Julien
Authorized Officer

REVERSE OF SECURITY
GOODRICH CORPORATION
6.80% NOTES DUE 2036
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 1, 1991, between the Company and The Bank of New York Trust Company, N.A., as successor trustee (herein called the “Trustee”) and the Fourth Supplemental Indenture, dated as of June 22, 2006, between the Company and the Trustee (collectively, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated on the face hereof limited initially to $254,589,000 in aggregate principal amount. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any) and may be subject to different repayment provisions (if any).
     Any payment required to be made with respect to this Security on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment.
     This Security is redeemable, in whole or in part, at any time from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Security and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of the series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means, with respect to any redemption date for the Securities of this series, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer

Quotations, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Deal Quotations.
     “Reference Treasury Dealer” means (i) Banc of America Securities LLC, Deutsche Bank Securities Inc., Calyon Securities (USA) Inc., Harris Nesbitt Corp. and Wachovia Capital Markets, LLC (or their respective affiliates which are Primary Treasury Dealers(as defined below)) and the respective successors of each of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Goodrich will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by Goodrich.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date for the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the holder hereof upon the cancellation hereof.
     Except as set forth above, the Securities of this series will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or

Events of Default. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place, and rate, if any, and in the coin or currency, herein prescribed.
     The Securities of this series are being issued by means of a book-entry system with no physical distribution of note certificates to be made except as provided in the Indenture. As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Security is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate and maturity and bearing interest from the same date as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate and maturity and bearing interest from the same date as such Securities, as requested by the holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Security.
     No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplement thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present, or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated June 22, 2006 between the Company and Banc of America Securities LLC, as the representative for the several dealer managers, including the receipt of Special Interest upon a Registration Default (as defined in such agreement). The Company shall make payments of Special Interest in accordance with the provisions set forth herein for the payment of regular interest.
     All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     FOR VALUE RECEIVED,                                                              the undersigned hereby sell(s), assign(s) and transfers unto
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TAX IDENTIFICATION NUMBER OF ASSIGNEE]
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[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR ASSIGNEE]
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints                                          attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.
Dated:

NOTICE:	The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.